As filed with the Securities and Exchange Commission on May 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYOCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0922667
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Blvd.

San Diego, California 92121

Tel: (858) 909-2200

(Address of Principal Executive Offices)

2005 Equity Incentive Plan

(Full title of the plan)

Edward F. Brennan, Ph.D.

CryoCor, Inc.

Chief Executive Officer

9717 Pacific Heights Blvd.

San Diego, California 92121

Tel: (858) 909-2200

Fax: (858) 909-2350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.

COOLEY GODWARD LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Fax: (858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	468,522 shares	(2)	$2.36 (3)	$1,105,712 (3)	$118.31
Total	468,522 shares		N/A	$1,105,712	$118.31

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Represents (i) 319,320 shares of Common Stock that were automatically added to the shares authorized for issuance under the CryoCor, Inc. 2005 Equity Incentive Plan (the “2005 EIP”) on January 1, 2006, pursuant to an “evergreen” provision contained in the 2005 EIP, and (ii) 149,202 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2005 EIP as a result of shares that would have reverted to the share reserve of the CryoCor, Inc. 2000 Stock Option Plan (the “2000 Plan”), but instead revert into the share reserve for the 2005 EIP. The 2005 EIP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2005 EIP on the first day of the Registrant’s fiscal year, from 2006 until 2015. The number of shares added each year will be equal to the lesser of: three percent of the fully-diluted shares of Common Stock outstanding on December 31 of the preceding fiscal year; 806,451 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors. In addition, the 2005 EIP provides that the number of shares reserved for issuance under the 2005 EIP shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are or become issuable pursuant to options outstanding under the 2000 Plan, or were previously or become issued but remain subject to CryoCor’s repurchase right under the terms of the 2000 Plan, and (ii) but for the amendment to the 2000 Plan as of the effective date of the 2005 EIP, would otherwise have reverted to the share reserve of the 2000 Plan pursuant to the terms thereof.
(3)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices of Registrant’s Common Stock on May 4, 2006, as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-126614)

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2005 EIP, 2000 Plan, 2005 Non-Employee Director’s Stock Option Plan and the 2005 Employee Stock Purchase Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 15, 2005 (File No. 333-126614). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8. EXHIBITS.

Exhibit Number
3.1	(1)	Registrant’s Amended and Restated Certificate of Incorporation.

3.2	(1)	Registrant’s Amended and Restated Bylaws.

4.1	(1)	Form of Common Stock Certificate of the Registrant.

4.2	(1)	Amended and Restated Investors’ Rights Agreement dated June 4, 2003 between the Registrant and certain of its stockholders.

5.1		Opinion of Cooley Godward LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney (included on signature page).

99.1	(1)	2005 Equity Incentive Plan.

(1)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-123841), originally filed with the Commission on April 5, 2005, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 9, 2006.

CRYOCOR, INC.

By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts
Vice President, Finance and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward F. Brennan and Gregory J. Tibbitts, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward F. Brennan, Ph.D.	President, Chief Executive Officer and	May 9, 2006
Edward F. Brennan, Ph.D.	Director (Principal Executive Officer)

/s/ Gregory J. Tibbitts	Vice President, Finance and	May 9, 2006
Gregory J. Tibbitts	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gregory M. Ayers, M.D., Ph.D.	Director	May 9, 2006
Gregory M. Ayers, M.D., Ph.D.

/s/ Robert Adelman, M.D.	Director	May 9, 2006
Robert Adelman, M.D.

/s/ David Cooney	Director	May 9, 2006
David Cooney

/s/ Jerry C. Griffin, M.D.	Director	May 9, 2006
Jerry C. Griffin, M.D.

/s/ Arda M. Minocherhomjee, Ph.D.	Director	May 9, 2006
Arda M. Minocherhomjee, Ph.D.

/s/ Kurt C. Wheeler	Director	May 9, 2006
Kurt C. Wheeler

EXHIBIT INDEX

Exhibit Number
3.1	(1)	Registrant’s Amended and Restated Certificate of Incorporation.

3.2	(1)	Registrant’s Amended and Restated Bylaws.

4.1	(1)	Form of Common Stock Certificate of the Registrant.

4.2	(1)	Amended and Restated Investors’ Rights Agreement dated June 4, 2003 between the Registrant and certain of its stockholders.

5.1		Opinion of Cooley Godward LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney (included on signature page).

99.1	(1)	2005 Equity Incentive Plan.

(1)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-123841), originally filed with the Commission on April 5, 2005, and incorporated herein by reference.